    As filed with the Securities and Exchange Commission on November 8, 1995
                                                    Registration No. 33-
                                                                        --------

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                             ---------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            Scientific-Atlanta, Inc.
             (Exact Name of Registrant as Specified in Its Charter)


            GEORGIA                                       58-0612397
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
Incorporation or Organization)
ONE TECHNOLOGY PARKWAY, SOUTH
    NORCROSS, GEORGIA                                        30092
(Address of Principal Executive Offices)                   (Zip Code)


                            SCIENTIFIC-ATLANTA, INC.
                     STOCK PLAN FOR NON-EMPLOYEE DIRECTORS
                            (Full Title of the Plan)


    James F. McDonald            Please address a copy of all communications to:
Chief Executive Officer                           William E. Eason, Jr.
  Scientific-Atlanta, Inc.                       Scientific-Atlanta, Inc.
One Technology Parkway, South                 One Technology Parkway, South
  Norcross, Georgia  30092                       Norcross, Georgia  30092
(Name and Address of Agent for Service)         Telephone:  (770) 903-5000
    (770) 903-5000
(Telephone Number, Including Area Code, of Agent for Service)


                        CALCULATION OF REGISTRATION FEE

=====================================================================================================

                                          Proposed Maximum     Proposed Maximum
Title of Securities                      Offering Price Per   Aggregate Offering
to be Registered        Amount to be            Share (1)               Price           Amount of
                         Registered                                                  Registration Fee
-----------------------------------------------------------------------------------------------------
 Common Stock, Par
 Value $0.50 Per Share
                        100,000 shares        $13.375               $1,337,500       $462.00

=====================================================================================================

(1) Calculated pursuant to Rules 457(c) and 457(h)(1), based on the average of the high and low sale prices ($13.375 per share) of the Common Stock of the Registrant on the New York Stock Exchange on November 3, 1995.

                                     PART I

         INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

     * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.


                                    PART II

         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

                   The following documents are incorporated herein by reference:

                   (a)  The Registrant's annual report for the fiscal year
ended   June 30, 1995 filed pursuant to Section 13(a) or 15(d) of the
Securities Exchange Act of 1934, as amended (the "Exchange Act");

                   (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's annual report referred to in (a) above; and

                   (c) The description of the Registrant's common stock, par value $.50 (the "Common Stock"), which is contained in its registration statement on Form 10 filed under Section 12 of the Exchange Act, and the description of the rights to purchase Common Stock, which is contained in its registration statement on Form 8-A filed under Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such descriptions.

                   All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

                          Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

                   The validity of the issuance of shares of Common Stock pursuant to the Registrant's Stock Plan For Non-Employee Directors has been passed upon for the Registrant by William E. Eason, Jr., General Counsel and Senior Vice President of the Registrant.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

                   Sections 14-2-850 through 14-2-859 of the Georgia Business Corporation Code provide for the indemnification of officers and directors under certain circumstances against reasonable expenses incurred in defending against a claim and authorizes Georgia corporations to indemnify their officers and directors under certain circumstances against reasonable expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been an officer or director. The By-Laws of the Registrant provide for indemnification of its officers and directors to the full extent authorized by such sections.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

                   Not applicable.

ITEM 8.  EXHIBITS

                   The exhibits filed as part of this Registration Statement are as follows:

   Exhibit Number                     Description of Exhibit

          4            Scientific-Atlanta, Inc. Stock Plan For Non-Employee
                       Directors

          5 Opinion of William E. Eason, Jr. as to the legality of the securities being registered

        23(a)          Consent of Arthur Andersen LLP
        23(b)          Consent of William E. Eason, Jr. (included in Opinion
                       filed as Exhibit 5)

         24 Power of Attorney authorizing James F. McDonald and Harvey A. Wagner to sign amendments to this Registration Statement on behalf of officers and directors of the Registrant
                       (contained on Signature Page of Registration Statement)


ITEM 9.  UNDERTAKINGS

                   (a)     The undersigned registrant hereby undertakes:

                           (1)  To file, during any period in which offers or
sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                           (2)  That, for the purpose of determining any
liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3)  To remove from registration by means of a
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                           (4)  That, for the purposes of determining any
liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                   (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norcross, State of Georgia, on this 8th day of November, 1995.

                                        SCIENTIFIC-ATLANTA, INC.


                                        By:  /s/ James F. McDonald
                                           ----------------------------------
                                             JAMES F. MCDONALD, PRESIDENT
                                             AND CHIEF EXECUTIVE OFFICER


                               POWER OF ATTORNEY


                   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James F. McDonald and Harvey
A. Wagner, jointly and severally, his or her attorneys-in-fact, each with power of substitution for him or her in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with the exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

                   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.



  /s/ James F. McDonald                                    November 8, 1995
----------------------------------                     -------------------------
JAMES F. MCDONALD, PRESIDENT AND                       Date
CHIEF EXECUTIVE OFFICER AND DIRECTOR
(PRINCIPAL EXECUTIVE OFFICER)



  /s/ Harvey A. Wagner                                     November 8, 1995
----------------------------------                     -------------------------
HARVEY A. WAGNER, SENIOR VICE                          Date
PRESIDENT, CHIEF FINANCIAL OFFICER
AND TREASURER
(PRINCIPAL FINANCIAL OFFICER)




                      [Signatures continued on next page]

                   [Signatures continued from preceding page]



  /s/ Julian W. Eidson                                     November 8, 1995
----------------------------------                     -------------------------
JULIAN W. EIDSON                                       Date
VICE PRESIDENT AND CONTROLLER
(PRINCIPAL ACCOUNTING OFFICER)



  /s/ Marion H. Antonini                                   November 8, 1995
----------------------------------                     -------------------------
MARION H. ANTONINI                                     Date
DIRECTOR



  /s/ William E. Kassling                                  November 8, 1995
----------------------------------                     -------------------------
WILLIAM E. KASSLING                                    Date
DIRECTOR



  /s/ Wilbur Branch King                                   November 8, 1995
----------------------------------                     -------------------------
WILBUR BRANCH KING                                     Date
DIRECTOR



  /s/ Mylle Bell Mangum                                    November 8, 1995
----------------------------------                     -------------------------
MYLLE BELL MANGUM                                      Date
DIRECTOR



  /s/ Alonzo L. McDonald                                   November 8, 1995
----------------------------------                     -------------------------
ALONZO L. MCDONALD                                     Date
DIRECTOR



  /s/ David J. McLaughlin                                  November 8, 1995
----------------------------------                     -------------------------
DAVID J. MCLAUGHLIN                                    Date
DIRECTOR



                      [Signatures continued on next page]

                   [Signatures continued from preceding page]




  /s/ James V. Napier                                      November 8, 1995
----------------------------------                     -------------------------
JAMES V. NAPIER                                        Date
DIRECTOR



  /s/ Sidney Topol                                         November 8, 1995
----------------------------------                     -------------------------
SIDNEY TOPOL                                           Date
DIRECTOR

EXHIBIT INDEX



 Exhibit Number                    Exhibit Description
 --------------                    -------------------

       4          Scientific-Atlanta, Inc. Stock Plan For Non-Employee Directors

       5 Opinion of William E. Eason, Jr. as to the legality of the securities being registered

     23(a)        Consent of Arthur Andersen LLP
     23(b)        Consent of William E. Eason, Jr. (included in Opinion filed as Exhibit 5)

      24          Power of Attorney authorizing James F. McDonald and Harvey A.
                  Wagner to sign amendments to this Registration Statement on behalf of officers and directors of the Registrant (contained on Signature Page of Registration Statement)